Exhibit 99.1

California Water Service Drought Update Investor Call June 3, 2015 1

This presentation contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the California drought and its effect on the Company. Words such as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions' decisions; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief; new legislation; changes in accounting valuations and estimates; changes in accounting treatment for regulated companies; electric power interruptions; increases in suppliers' prices and the availability of supplies including water and power; the ability to successfully implement conservation measures; changes in customer water use patterns; the impact of weather and climate on water sales and operating results; changes in federal and state income tax regulations and treatment of such by regulatory commissions; general economic conditions, including changes in customer growth patterns and our ability to collect billed revenue from customers; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements. 2

3 Agenda Status of Water Shortage Contingency Plan (Schedule 14.1) Cal Water’s customer-first approach Public meetings and outreach Accounting for expenses, penalties and surcharges California’s Water Action Plan and the CPUC’s regulatory mechanisms in place

4 CPUC Drought Actions - Schedule 14.1 Cal Water was the first to file its drought plan with the CPUC, on April 28 Plan is effective June 1 after approval by CPUC staff Customers in Cal Water service areas have budgets 8%-36% lower than their 2013 usage Surcharges for those who exceed budgets – 2 times highest tier up to $10 per unit

5 CPUC Drought Actions - Schedule 14.1 (Cont.) Additional restrictions on type and timing of use including penalties for waste of water Provisions allowing more stringent action if drought goals not achieved Regulations are flexible to allow for coordination with local city ordinances

6 Cal Water Drought Strategy- Customer-First Approach Drought plan went live on June 1st Unique “customer-first” approach, which is consistent with our culture, reinforces reputation, and lets customer know we are here to help Customer-first approach well-received at 25 public meetings Cal Water continues robust conservation program with three-year conservation budget of $21 million Drought Response Team includes 22 new additional full-time employees dedicated to helping customers with the drought

7 Cal Water Drought Strategy – Customer-First Approach (Cont.) Dedicated call center with CSRs specially trained on drought Regional conservation coordinators to assist customers locally Targeted communications with high-use and high-impact customers Extensive, ongoing communication with media and community leaders Positive media coverage

8 Drought Accounting WRAM severs the link between sales volumes and profits, allowing Cal Water to aggressively pursue conservation Schedule 14.1 includes provision to credit drought surcharges to the WRAM This will help reduce the growth of WRAM balances through the drought period and lower future WRAM surcharges Recently adopted Sales Reconciliation Mechanism will also help reduce growth of balances

9 Drought Accounting (Cont.) CPUC has established a drought memorandum account in 2014 to track incremental drought expenses Drought penalties for water waste and rules violations will be credited to the memorandum account and offset costs of Cal Water’s outreach program Company previously disclosed estimate of drought expenses of $4-6 million (approximately $0.08 per share) impact which is expected to be recovered in the future after Commission review

10 CPUC Regulatory Mechanisms Under its Water Action Plan, the CPUC has approved mechanisms which align stockholder and customer interests in the drought: Water Revenue Adjustment Mechanism (WRAM) Modified Cost Balancing Account (MCBA) Sales Reconciliation Mechanism Conservation balancing account Drought memorandum account

Next Steps We will update investors on these programs in the second quarter earnings conference call Cal Water will continue to track and report to its regulators on conservation effectiveness Our primary goal is to maintain high quality water service to our customers and comply with state mandates in the most effective and efficient manner possible 11